Exhibit 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Legacy Bancorp, Inc. (the “Company”) certifies that the annual report on Form 10-K of the Company for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2010	/s/ J. Williar Dunlaevy J. Williar Dunlaevy
Chief Executive Officer and Chairman of the Board

Date: March 15, 2010	/s/ Paul H. Bruce

Paul H. Bruce
Senior Vice President and Chief Financial Officer